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                                                                     Exhibit 5.1

                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A Registered Limited Liability Partnership
                           1301 McKinney, Suite 5100
                           Houston, Texas  77010-3095

Telephone: 713/651-5151                                           Houston
     Telex: 76-2829                                            Washington, D.C.
Facsimile: 713/651-5246                                            Austin
                                                                 San Antonio
                                                                   Dallas
August 29, 1995                                                   New York
                                                                 Los Angeles
                                                                   London
                                                                  Hong Kong




Kaneb Pipe Line Partners, L.P.
2435 North Central Expressway
Suite 700
Richardson, Texas  75080

Ladies and Gentlemen:

             We have acted as special counsel for Kaneb Pipe Line Company, a Delaware corporation ("KPL"), and Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of units representing preference limited partner interests in the Partnership ("Preference Units") to be offered by an affiliate of KPL, upon the terms and subject to the conditions set forth in the Registration Statement on Form S-3 (Registration No. 33-59373) (the "Registration Statement") relating thereto filed with the Securities and Exchange Commission by the Partnership. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the prospectus contained in the Registration Statement.

             In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Partnership Agreement and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

             We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records,
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Kaneb Pipe Line Partners, L.P.
August 29, 1995
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certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

             Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Preference Units have been duly authorized and are validly issued, fully paid and nonassessable, except as discussed below.

             Assuming that a Limited Partner does not take part in the control of the business of the Partnership, within the meaning of the Delaware Act, and that he otherwise acts in conformity within the provisions of the Partnership Agreement, his liability under the Delaware Act will be limited, subject to certain possible exceptions, generally to the amount of capital he is obligated to contribute to the Partnership in respect of his LP Units plus his share of any undistributed profits and assets of the Partnership. Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interest and nonrecourse liabilities, exceed the fair value of the assets of the limited partnership. The Delaware Act provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which liabilities could not be ascertained from the Partnership Agreement.

             The foregoing opinion is limited to the federal laws of the United States of America, the laws of the State of Texas and the Revised Uniform Limited Partnership Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our
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Kaneb Pipe Line Partners, L.P.
August 29, 1995
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firm under the caption "Legal Matters" in prospectus contained in the
Registration Statement.

                                        Very truly yours,



                                        Fulbright & Jaworski L.L.P.